AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 2009

Registration Nos. 333-88497, 333-35888, 333-53488, 333-59170, 333-76560,
333-97165, 333-97167, 333-109559, 333-112357, 333-121212
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________

     POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-3 TO FORM S-1 (No. 333-88497)
           POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 (No. 333-35888) POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 (No. 333-53488) POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 (No. 333-59170) POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 (No. 333-76560) POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 (No. 333-97165) POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 (No. 333-97167) POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 (No. 333-109559) POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 (No. 333-112357) POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 (No. 333-121212)

                                 _______________

                             REGISTRATION STATEMENTS
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________


                          L-1 IDENTITY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                          02-08087887
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                         Identification Number)


                                177 BROAD STREET
                           STAMFORD, CONNECTICUT 06901
                                 (203) 504-1100
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)


                                 MARK S. MOLINA
           EXECUTIVE VICE PRESIDENT, CHIEF LEGAL OFFICER AND SECRETARY
                          L-1 IDENTITY SOLUTIONS, INC.
                                177 BROAD STREET
                           STAMFORD, CONNECTICUT 06901
                                 (203) 504-1100
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                 _______________

                                    COPY TO:
                             MARITA A. MAKINEN, ESQ.
                            WEIL GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not Applicable

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

    If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer |X|    Accelerated filer |_|       Non-accelerated filer |_|      Smaller reporting company |_|
                                                         (Do not check if a smaller
                                                             reporting company)

                          DEREGISTRATION OF SECURITIES


     L-1 Identity Solutions, Inc. (formerly, Viisage Technology, Inc.) (the "Registrant", "we" or "us") is filing this Post-Effective Amendment to deregister the shares of our common stock (the "Securities") registered with the Securities and Exchange Commission on the following registration statements (each a "Registration Statement" and collectively, the "Registration Statements"): (i) Registration Statement on Form S-1 (No. 333-88497), filed on November 12, 1999 to register the resale of up to 1,826,972 shares of our common stock, (ii) Registration Statement on Form S-3 (No. 333-35888), filed on April 28, 2000 to register the resale of up to 1,490,109 shares of our common stock,
(iii) Registration Statement on Form S-3 (No. 333-53488), filed on January 10, 2001 to register the resale of up to 3,343,326 shares of our common stock, (iv) Registration Statement on Form S-3 (No. 333-59170), filed on April 18, 2001 to register the resale of up to 267,790 shares of our common stock, (v) Registration Statement on Form S-3 (No. 333-76560), filed on January 10, 2002 to register the resale of up to 3,589,201 shares of our common stock, (vi) Registration Statement on Form S-3 (No. 333-97165), filed on October 31, 2002 to register the resale of up to 222,222 shares of our common stock, (vii) Registration Statement on Form S-3 (No. 333-97167), filed on July 26, 2002 to register the resale of up to 188,000 shares of our common stock, (viii) Registration Statement on Form S-3 (No. 333-109559), filed on December 30, 2003 to register the resale of up to 3,973,510 shares of our common stock, (ix) Registration Statement on Form S-3 (No. 333-112357), filed on May 21, 2004 to register the resale of up to 5,221,454 shares of our common stock, and (x) Post-Effective Amendment No. 1 on Form S-1 to Form S-3 (No. 333-121212), filed on September 9, 2005 to register the resale of up to 5,717,873 shares of our common stock.

     We are filing this Post-Effective Amendment to the Registration Statements to deregister the Securities because our obligation to keep the Registration Statements effective pursuant to the terms of our registration rights agreements with the various selling securityholders under each of the Registration Statements has expired. We hereby terminate the effectiveness of the Registration Statements and deregister all of the Securities registered under the Registration Statements that were not resold thereunder as of the date hereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Stamford, Connecticut, on this 1st day of July, 2009.


                                        L-1 IDENTITY SOLUTIONS, INC.

                                        /s/ Vincent A. D'Angelo
                                        ---------------------------------------
                                        By: Vincent A. D'Angelo
                                        Title: Senior Vice President, Finance
                                               and Chief Accounting Officer


                                POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert V. LaPenta, James A. DePalma and Vincent A. D'Angelo, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including any additional post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                                   TITLE                               DATE
          ---------                                   -----                               ----
    /s/ Robert V. LaPenta
-------------------------------
      Robert V. LaPenta                      Chairman, President and                  July 1, 2009
                                             Chief Executive Officer
                                          (Principal Executive Officer)

    /s/ James A. DePalma
-------------------------------
      James A. DePalma                      Executive Vice President,                 July 1, 2009
                                      Chief Financial Officer and Treasurer
                                          (Principal Financial Officer)

   /s/ Vincent A. D'Angelo
-------------------------------
     Vincent A. D'Angelo                Senior Vice President, Finance and            July 1, 2009
                                             Chief Accounting Officer
                                          (Principal Accounting Officer)

        /s/ B.G. Beck
-------------------------------
          B.G. Beck                                  Director                         July 1, 2009


    /s/ Milton E. Cooper
-------------------------------
      Milton E. Cooper                               Director                         July 1, 2009


    /s/ Robert S. Gelbard
-------------------------------
      Robert S. Gelbard                              Director                         July 1, 2009


    /s/ Malcolm J. Gudis
-------------------------------
      Malcolm J. Gudis                               Director                         July 1, 2009

     /s/ John E. Lawler
-------------------------------
       John E. Lawler                                Director                         July 1, 2009


  /s/ Admiral James M. Loy
-------------------------------
    Admiral James M. Loy                             Director                         July 1, 2009



-------------------------------
    Harriet Mouchly-Weiss                            Director                          _____, 2009


      /s/ Peter Nessen
-------------------------------
        Peter Nessen                                 Director                         July 1, 2009


     /s/ B. Boykin Rose
-------------------------------
       B. Boykin Rose                                Director                         July 1, 2009
